EXHIBIT 99.13



                 AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                       PROFIT SHARING AND SAVINGS PLAN





                           FINANCIAL STATEMENTS AND
                           SUPPLEMENTAL INFORMATION
                          DECEMBER 31, 1993 AND 1992






                 (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         Independent Auditors' Report


   The Annuity Board and Participants
   American Capital Management & Research, Inc.
     Profit Sharing and Savings Plan:


   We have audited the accompanying statements of financial position of the American Capital Management & Research, Inc. Profit Sharing and Savings Plan (the "Plan") as of December 31, 1993 and 1992, and the related statements of operations and changes in plan equity for each of the years in the two-year period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the American Capital Management & Research, Inc. Profit Sharing and Savings Plan as of December 31, 1993 and 1992, and the results of its operations and changes in its plan equity for each of the years in the two-year period ended December 31, 1993 in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the Schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, as amended. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                 \s\ KPMG PEAT MARWICK
   May 26, 1994
                                      1







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



                                                              AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                                     PROFIT SHARING AND SAVINGS PLAN

                                                                     Statement of Financial Position

                                                                            December 31, 1993

                                                                                                                       American
                                   American                          American         American         American          Capital
                                   Capital        Travelers          Capital          Capital          Capital          Emerging
                                   Reserve         Common           Corporate        Enterprise        Comstock          Growth
Assets                              Fund         Stock Fund        Bond Fund          Fund              Fund              Fund
- - - - - ------                          -----------      -----------      -----------      -----------      -----------       ---------
Money market securities          $ 1,938,762      $    41,063      $      -         $      -         $      -          $      -
Common stock                            -          13,370,123      1,575,310        4,268,315          597,272         1,498,618
Employer contributions
  receivable                         143,929          424,748         99,948          388,578          111,435           371,473
Other receivables                      1,615            6,902             -                -                -                 -
                                 -----------      -----------    -----------      -----------      -----------         ---------

       Total assets              $ 2,084,306      $13,842,836    $ 1,675,258      $ 4,656,893      $   708,707       $ 1,870,091
                                 ===========      ===========    ===========      ===========      ===========       ===========


  Liabilities and Plan Equity
  ---------------------------

Other payables                   $   111,960      $    95,081    $     1,635      $    13,906      $       976       $     3,829
Plan equity                        1,972,346       13,747,755      1,673,623        4,642,987          707,731         1,866,262
                                 -----------      -----------    -----------      -----------      -----------       -----------
       Total liabilities
         and plan equity         $ 2,084,306      $13,842,836    $ 1,675,258      $ 4,656,893      $   708,707       $ 1,870,091
                                 ===========      ===========    ===========      ===========      ===========       ===========




Assets                        Total
- - - - - ------                        ------
Money market securities       $ 1,979,825
Common stock                   21,309,638
Employer contributions
  receivable                    1,540,111
Other receivables                   8,517
                              -----------
       Total assets            $24,838,091
                               ===========

  Liabilities and Plan Equity
  ---------------------------

Other payables                 $   227,387
Plan equity                     24,610,704
                               ===========

       Total liabilities
         and plan equity       $24,838,091
                               ===========




                                   See accompanying notes to financial statements.

                                                             2





                                                  AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                         PROFIT SHARING AND SAVINGS PLAN

                                                         Statement of Financial Position

                                                                December 31, 1992


                                   American                            American       American         American
                                   Capital          Travelers*         Capital        Capital          Capital
                                   Reserve           Common           Corporate      Enterprise          Pace
Assets                               Fund           Stock Fund        Bond Fund         Fund             Fund              Total
- - - - - ------                           -----------        -----------       ----------     ----------      -----------        -----------
Money market securities          $ 2,261,789        $     1,880       $     -        $     -         $      -           $ 2,263,669
Common stock                           -              8,756,939         1,723,996         2,664,223       2,265,503      15,410,661
Dividend and interest
  receivable                           -                   -               10,615              -               -             10,615
Employer contributions
  receivable                         282,983            340,592           164,936           662,353         329,833       1,780,697
                                 -----------        -----------        ----------        ----------     -----------     -----------

    Total assets                 $ 2,544,772        $ 9,099,411        $1,899,547        $3,326,576     $ 2,595,336     $19,465,642
                                 ===========        ===========        ==========        ==========     ===========     ===========

  Liabilities and Plan Equity
  ---------------------------

Other payables                   $    87,471        $    82,385       $    2,795         $    5,106     $     6,756     $   184,513
Plan equity                        2,457,301          9,017,026        1,896,752          3,321,470       2,588,580      19,281,129
                                 -----------        -----------       ----------         ----------     -----------     -----------

       Total liabilities
         and plan equity         $ 2,544,772        $ 9,099,411       $1,899,547         $3,326,576     $ 2,595,336     $19,465,642
                                 ===========        ===========       ==========         ==========     ===========     ===========

*      formerly Primerica





                                                 See accompanying notes to financial statements.

                                                                        3

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

                                                          AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                                 PROFIT SHARING AND SAVINGS PLAN

                                                       Statement of Operations and Changes in Plan Equity
                                                              For the Year Ended December 31, 1993


                                                American                             American           American           American
                                                Capital           Travelers*         Capital            Capital            Capital
                                                Reserve            Common           Corporate          Enterprise          Comstock
                                                 Fund             Stock Fund        Bond Fund            Fund               Fund
                                              -----------        -----------       -----------        -----------       -----------
Investment income (loss):
   Net realized gains                         $      -           $   743,604       $    20,276        $     6,952       $     1,091
   Change in unrealized
     appreciation (depreciation)
       of investments                                -             4,428,102            45,267           (100,631)          (28,816)
                                              -----------        -----------       -----------        -----------       -----------
                                                     -             5,171,706            65,543            (93,679)          (27,725)
   Dividends                                         -               174,639           112,510            522,750            66,871
   Interest                                        43,994              1,815              -                  -                 -
                                              -----------        -----------       -----------        -----------       -----------
                                                   43,994          5,348,160           178,053            429,071            39,146

Transfers from (to) other funds                  (508,974)           825,291           (13,922)           454,094           489,666
Contributions:
   Employer:
     401(k) Savings Plan                            -                627,267              -                  -                 -
     Profit Sharing Program                       143,969            427,100           100,681            397,307           111,450
   Employee                                        74,791            309,531           129,411            427,055            73,652
                                              -----------        -----------       -----------        -----------       -----------
                                                  218,760          1,363,898           230,092            824,362           185,102
Benefits paid to participants
  and withdrawals                                (126,775)        (2,744,516)         (615,717)          (372,105)           (5,207)
Forfeitures                                      (111,960)           (54,191)           (1,635)           (13,905)             (976)
Administrative expenses                              -                (7,913)             -                  -                 -
                                              -----------        -----------       -----------        -----------       -----------
   Net increase (decrease)
     in Plan equity                              (484,955)         4,730,729          (223,129)         1,321,517           707,731
Plan equity, beginning of year                  2,457,301          9,017,026         1,896,752          3,321,470              -
                                              -----------        -----------       -----------        -----------       -----------
Plan equity, end of year                      $ 1,972,346        $13,747,755       $ 1,673,623        $ 4,642,987       $   707,731
                                              ===========        ===========       ===========        ===========       ===========


                                                    American
                                American            Capital
                                Capital             Emerging
                                Pace                Growth
                                Fund                Fund                 Total
                                -----------        ----------            ------------
Investment income (loss):
   Net realized gains           $     3,822         $  31,111             $   806,856
   Change in unrealized
     appreciation (depreciation)
       of investments                  -              138,410               4,482,332
                                -----------        ----------             -----------
                                      3,822           169,521               5,289,188
   Dividends                            301            88,927                 965,998
   Interest                           -                  -                     45,809
                                -----------        ----------             -----------
                                      4,123           258,448               6,300,995

Transfers from (to) other funds  (2,581,689)        1,335,534                    -
Contributions:
   Employer:
     401(k) Savings Plan               -                -                     627,267
     Profit Sharing Program            -              371,552               1,552,059
   Employee                          64,566           192,512               1,271,518
                                -----------        ----------             -----------
                                     64,566           564,064               3,450,844
Benefits paid to participants
  and withdrawals                   (75,580)         (287,955)             (4,227,855)
Forfeitures                            -               (3,829)               (186,496)
Administrative expenses                -                -                      (7,913)
                                -----------        ----------             -----------
   Net increase (decrease)
     in Plan equity              (2,588,580)        1,866,262               5,329,575
Plan equity, beginning of year    2,588,580             -                  19,281,129
                                -----------        ----------             -----------
Plan equity, end of year            ---            $1,866,262             $24,610,704
                                ===========        ==========             ===========

*  formerly Primerica                                   See accompanying notes to financial statements.

                                                                               4


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




                                         AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                PROFIT SHARING AND SAVINGS PLAN

                                      Statement of Operations and Changes in Plan Equity

                                             For the Year Ended December 31, 1992


                                  American                            American         American          American
                                  Capital           Travelers*        Capital          Capital           Capital
                                  Reserve            Common          Corporate        Enterprise          Pace
                                    Fund            Stock Fund       Bond Fund           Fund             Fund             Total
                                -----------        -----------      -----------      -----------       -----------      -----------
Investment income (loss):

  Net realized gains (losses)   $      -           $    32,863      $    (1,478)     $   (12,364)      $    (5,074)     $    13,947
  Change in unrealized
    appreciation (depreciation)
     of investments                    -             1,549,436            7,654         (192,826)         (234,229)       1,130,035
                                -----------        -----------      -----------      -----------       -----------      -----------
                                       -             1,582,299            6,176         (205,190)         (239,303)       1,143,982
  Dividends                            -               126,275          139,277          403,295           330,883          999,730
  Interest                           60,956              1,171             -                -                 -              62,127
                                -----------        -----------      -----------      -----------       -----------      -----------

                                     60,956          1,709,745          145,453          198,105            91,580        2,205,839
Transfers from (to) other funds    (186,832)           (93,140)         (11,468)         580,379          (288,939)            -
Contributions:
   Employer:
     401(k) Savings Plan               -               521,403             -                -                 -             521,403
     Profit Sharing Program         282,983            340,592          164,936          662,353           329,833        1,780,697

   Employee                         123,472            229,620          129,987          403,641           266,704        1,153,424
                                -----------        -----------      -----------      -----------       -----------      -----------
                                    406,455          1,091,615          294,923        1,065,994           596,537        3,455,524
Benefits paid to participants
  and withdrawals                  (330,018)          (388,294)         (82,845)        (129,474)         (122,735)      (1,053,366)
Forfeitures                         (87,471)           (82,385)          (2,795)          (5,106)           (6,756)        (184,513)
Administrative expenses                -                (5,504)            -                -                 -              (5,504)
                                -----------        -----------      -----------      -----------       -----------      -----------
     Net increase (decrease)

       in Plan equity              (136,910)         2,232,037          343,268        1,709,898           269,687        4,417,980
Plan equity, beginning of year    2,594,211          6,784,989        1,553,484        1,611,572         2,318,893       14,863,149
                                -----------        -----------      -----------      -----------       -----------      -----------
Plan equity, end of year        $ 2,457,301        $ 9,017,026      $ 1,896,752      $ 3,321,470       $ 2,588,580      $19,281,129
                                ===========        ===========      ===========      ===========       ===========      ===========

*  formerly Primerica
                                        See accompanying notes to financial statements.


                                                               5

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






                   AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements

                            December 31, 1993 and 1992



   1.        Summary of Significant Accounting Policies

              Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when incurred.

              Investments

              Investments consist of common stock, fixed-income securities, equity securities and money market securities and are stated at fair value as established by quoted market prices. The investments are primarily in the common stock of The Travelers
              Inc., the parent of American Capital Management & Research, Inc.
              and Subsidiaries ("ACMR"), or open-end management investment companies (mutual funds) managed by a subsidiary of ACMR.

              Security transactions are recorded on a trade date basis.
              Realized gains and losses from the sale of investments are determined separately based on average revalued cost (the weighted average of the market value of the shares or units held at the beginning of the plan year and the historical costs of the shares or units acquired since the beginning of the plan year).


   2.        Description of the Plan

              Background

              The Board of Directors of ACMR approved the American Capital
              Management & Research, Inc. Profit Sharing and Savings Plan
              (formerly known as the American Capital Management & Research,
              Inc. Thrift and Incentive Plan) (the "Plan") on September 9,
              1983.

                                     Continued


                                         6




                   AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements



      Background, continued

      On December 31, 1993 Primerica Corporation ("Primerica") acquired approximately 73% of The Travelers Corporation ("old Travelers") common stock that it did not previously own. Old Travelers was merged into Primerica and concurrently Primerica changed its name to The Travelers Inc. ("Travelers"). ACMR is a wholly-owned indirect subsidiary of Travelers. Effective with the December 31, 1993 merger of Primerica and Travelers, the Primerica Common Stock Fund has been changed to the Travelers Common Stock Fund which invests in shares of Travelers common stock. All references to Travelers stock activity prior to December 31, 1993 refer to the predecessor company, Primerica.

      The Plan includes a profit sharing program ("Profit Sharing
      Program") and a 401(k) savings plan ("401(k) Savings Plan") and both programs have their own provisions concerning eligibility, contributions, vesting, investments and distributions.

      The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is a defined contribution plan; accordingly, no specific level of benefits is guaranteed by the Plan.

      The following description of the Plan is provided for general information purposes only. Participants should refer to the Prospectus/Summary Plan Description for more complete information.


      Eligibility


      401(k) Savings Plan
      -------------------

      Full or part-time employees of ACMR and its participating subsidiaries who have completed at least one year of service are eligible to participate in the 401(k) Savings Plan.

                             Continued

                  AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements



   Eligibility, continued

   Profit Sharing Program
   ----------------------


   Full or part-time employees of ACMR and its participating subsidiaries begin to accrue contributions under the Profit Sharing Program as of the first day of the month coincident with or next following their completion of six months of service. In order to be eligible for a contribution under the Profit Sharing Program a participant must be an active employee of ACMR or one of its participating subsidiaries on the last day of the plan year.

   Investment Options


   401(k) Savings Plan
   -------------------

   Through April 27, 1993, the Plan offered five investment options available for investment of participant voluntary salary reduction contributions. The five (5) options were: (a) Travelers Common Stock Fund - invests in Travelers common stock;
   (b) American Capital Corporate Bond Fund - invests in shares of American Capital Corporate Bond Fund, Inc.; (c) American Capital Reserve Fund - invests in shares of American Capital Reserve Fund, Inc.; (d) American Capital Enterprise Fund - invests in shares of American Capital Enterprise Fund, Inc. and (e) American Capital Pace Fund - invests in shares of American Capital Pace Fund, Inc.

   Effective April 27, 1993, the American Capital Pace Fund was removed from the Plan and all assets were exchanged into other investment options in accordance with written instructions from the participants. Also, effective April 27, 1993, American Capital Comstock Fund which invests in shares of American Capital Comstock Fund, Inc. and American Capital Emerging Growth Fund which invests in shares of American Capital Emerging Growth Fund, Inc. were added to the Plan's investment selections.

   Salary reduction contributions under the 401(k) Savings Program are invested in accordance with written direction of the participant, in 5% increments, in the investment options described above.



                          Continued

                   AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements



    Investment Options, continued

    Profit Sharing Program
    ----------------------


    Contributions under the Profit Sharing Program are invested, in accordance with written directions of the participant, in 5% increments, in the investment options described above. If no instruction is given, such contributions are invested in the Reserve Fund.


    Contributions

    401(k) Savings Plan
    -------------------

    The 401(k) Savings Plan allows for salary reduction contributions on a pre-tax basis under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In order to participate in the Plan's 401(k) Savings Plan, an eligible participant must reduce his salary and have a salary reduction contribution made on his behalf of at least 1% and no more than 10% of his base salary in 1% full increments.

    In accordance with the Tax Reform Act of 1986, as amended, participants are limited in the amount of pre-tax salary reduction contributions which they may make to the Plan under
    Section 402(g) of the Code ($8,994 and $8,728 annual maximum for 1993 and 1992, respectively).

    Prior to 1989, the Plan permitted after-tax contributions, but effective January 1, 1989, participants were no longer permitted to make any contributions to the 401(k) Savings Plan other than their pre-tax salary reduction contributions. However, any funds held by the Plan as of December 31, 1988 which were attributable to a participant's previous after-tax contributions will continue to be held under the Plan.



                           Continued

                    AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements




      Contributions, continued

      ACMR makes matching employer contributions for each participant each pay period determined in accordance with the following schedule:

        Participant's salary                  Rate of matching ACMR
     reduction contribution as a           contribution as a percentage
      percentage of compensation                 of compensation
     ----------------------------          ---------------------------

                1.0%                                 1.0%
                2.0                                  2.0
                3.0                                  2.5
                4.0 and over                         3.0


      Profit Sharing Program
      ----------------------

      ACMR will make annual fixed contributions to the participant's Profit Sharing Program account of 2-1/2% of the participant's basic compensation up to the social security wage base ($57,600 and $55,500 for 1993 and 1992, respectively) plus 4% of the participant's basic compensation in excess of the social security wage base limited to the first $235,840 of pay for the 1993 plan year. Effective January 1, 1994, the wage limit for qualified retirement plans was reduced from $235,840 to $150,000. Participants with five or more years of service with ACMR receive an additional contribution equal to 1/2% of their basic compensation. ACMR's fixed contributions to the Profit Sharing Program for 1993 and 1992 aggregated $886,410 and $878,898, respectively.

      ACMR may also make annual contributions on a discretionary basis ranging from 0-6% of the participant's compensation, as determined by ACMR's Board of Directors. ACMR's discretionary contributions to the Profit Sharing Program for 1993 and 1992 aggregated $653,622 and $901,799, respectively.

      Effective January 1, 1993, the definition of basic compensation was amended to exclude commissions and bonuses paid to participants in the Long-Term Incentive Program of American
      Capital Marketing, Inc.



                             Continued

      AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
              PROFIT SHARING AND SAVINGS PLAN


               Notes to Financial Statements




  Vesting

  401(k) Savings Plan
  -------------------


  A participant in the 401(k) Savings Plan has a non-forfeitable interest in his salary reduction contribution account at all times.

  Matching employer contributions for participants whose ACMR employment began before January 1, 1992 vest in accordance with the following schedule:

     Full years of Service             Vesting percentage
     ---------------------             ------------------

               1                               25%
               2                               50%
               3                               75%
            4 or more                         100%

  Matching employer contributions for participants whose ACMR employment began after December 31, 1991 vest in accordance with the following schedule:

     Full years of Service             Vesting percentage
     ---------------------             ------------------

           Less than 5                           0%
           5 or more                           100%


  Profit Sharing Program
  ----------------------

  Contributions under the Profit Sharing Program vest in accordance with the following schedule:

     Full years of Service             Vesting percentage
     ---------------------             ------------------
           Less than 3                           0%
                3                               50%
                4                               75%
            5 or more                          100%


  Under both plans contributions become fully vested upon occurrence of normal retirement date, termination due to disability, or death.



                         Continued

        AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
              PROFIT SHARING AND SAVINGS PLAN


               Notes to Financial Statements




  Distributions and Withdrawals

  401(k) Savings Plan
  -------------------


  A terminated participant's vested interest in the Plan's 401(k) Savings Plan is distributed to him following his attaining a normal retirement age of 65 (or following actual retirement, if later) unless he elects to have a distribution made to him following his termination of employment prior to attaining the age of 65.

  Generally, in-service withdrawals of a participant's before- and after-tax contributions and vested ACMR contributions are permitted subject to various conditions and restrictions, depending upon the nature of the contribution (or earnings thereon) being withdrawn, the participant's age, and the participant's vested interest and length of participation in the Plan. A participant who makes a withdrawal in excess of the amount of his after-tax contributions who has been in the Plan for at least two years and who has not completed 60 months of participation in the Plan or attained age 59-1/2 is not credited with any ACMR matching employer contributions for a period of six months. Withdrawals from an employed participant's pre-tax salary reduction account are permitted only upon attaining age 59-1/2 or due to financial hardship as defined in the Plan. Earnings on pre-tax contributions credited to a participant's account after 1988 and any matching employer contributions (and earnings thereon) used to satisfy the Section 401(k) nondiscrimination requirements of the Code will not be available for hardship withdrawal. Hardship withdrawal results in certain limitations as to participation for a one-year period. Only one withdrawal is permitted in a twelve-month period other than for financial hardship.

  Profit Sharing Program
  ----------------------

  Withdrawals from a participant's Profit Sharing Program account are not permitted prior to termination of employment, except in the case of a participant who is fully vested in such accounts and who has attained the age of 59-1/2 years.



                         Continued

       AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
              PROFIT SHARING AND SAVINGS PLAN


               Notes to Financial Statements




  Forfeitures

  The nonvested portion of a terminated participant's contribution account is forfeited, subject to reinstatement if the participant is re-employed by ACMR before incurring a five-year break in service and repays any distribution of the vested portion of his account. Forfeitures are used to reduce future ACMR contributions.

  Cost of Administration

  The Plan provides that all administrative expenses of the Plan shall be paid from assets of the Plan except to the extent the employer makes other provisions therefor. During the years 1993 and 1992, all administrative expenses of the Plan were paid by ACMR with the exception of fees charged by Mellon Bank for the purpose of acting as custodian for Travelers Common Stock Fund. Brokerage commissions and other expenses relating to the purchase or sale of investments are paid by the Plan.
  American Capital Trust Company (the "Trustee"), a subsidiary of ACMR acts as Trustee and performs all recordkeeping responsibilities for the Plan.

  Participants' Accounts

  Each participant's 401(k) Savings Plan account consists of the participant's pre-tax and after-tax contributions and an allocation of (a) ACMR's matching employer contributions and (b) Plan earnings.

  The Profit Sharing Program contributions made on behalf of a participant by ACMR are held in a separate "Profit Sharing
  Program account" which reflects each participant's share of the investment fund attributed to such ACMR contributions.



                         Continued

                   AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                         PROFIT SHARING AND SAVINGS PLAN


                          Notes to Financial Statements




             Participant's Accounts, continued

             At December 31, 1993 and 1992, there were 696 and 616 total participants, respectively, in the Plan, of whom 455 and 500 were active participants (currently making 401(k) Plan contributions as of such dates), respectively, in the Plan.

             These participants have elected to invest in the following programs:


                                                          Number of participant
                                                       accounts in each program
                                                       ------------------------
                                                         1993          1992
                                                         ----          ----

             American Capital Reserve Fund                306           397
             Travelers Common Stock Fund                  610           547
             American Capital Corporate
               Bond Fund                                  312           319
             American Capital Enterprise Fund             484           423
             American Capital Pace Fund                     0           437
             American Capital Comstock Fund               159             0
             American Capital Emerging Growth Fund        318             0

             The number of accounts exceed actual participants due to the multiple investment elections made by some participants.

   3.        Federal Income Taxes


              On August 10, 1987, the Plan received its latest favorable determination from the Internal Revenue Service approving the continued exemption of the Plan from Federal income taxes. The Plan has been amended to incorporate certain operational amendments since such date. In the opinion of the plan sponsor, the Plan and its underlying trust have operated within the terms of the Plan and the plan sponsor intends to apply for a determination letter by June 30, 1994 on the status of the Plan under Section 401(a) of the Code regarding the most recent amendments.




                                     Continued

                   AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                          PROFIT SHARING AND SAVINGS PLAN


                           Notes to Financial Statements




   3.        Federal Income Taxes, continued

              Matching employer contributions, participant's pre-tax salary reduction contributions and all earnings (including earnings on after-tax contributions) are not taxable to the participant until distributed. Once a participant has withdrawn all his pre-1987 employee after-tax contributions, the pro rata portion of any pre-retirement distribution (which is not rolled over) attributable to matching employer contributions and participant salary reduction contributions, and all earnings, are subject to a 10% excise tax in addition to normal federal income tax except in certain circumstances. Unrealized appreciation on distributions of Travelers common stock and attributable to nondeductible employee contributions is not taxable at the time of payment. Unrealized appreciation on shares of Travelers common stock distributed in a qualifying lump sum distribution is also not taxable at the time of distribution.


   4.        Related Party Transactions


              The Plan invests in the common stock of Travelers (formerly Primerica). During 1993 and 1992 the Plan had the following purchases and sales/distributions of Travelers common stock:



                                              1993                  1992
                                           ----------            ----------


              Purchases:                   $2,330,210            $1,289,340


              Sales/distributions:          2,888,732               610,236

              Realized gains:                 743,604                32,863



   5.        Plan Termination

              ACMR has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in both the 401(k) Savings Plan matching employer contributions and Profit Sharing contributions.


                                     Continued



                              AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                     PROFIT SHARING AND SAVINGS PLAN

                                      Notes to Financial Statements



    6.  Investments

           The  following table summarizes the Plan's investments as  of December 31, 1993 and 1992.
           All assets are held in the name of the Plan by the Trustee.

                                                  Number of          ERISA             Fair
                                                   Shares             Cost              Value
                                                 ----------       -----------        ---------------
                   1993
           ------------------------
           American Capital Reserve
             Fund, Inc.                           1,938,762       $ 1,938,762        $ 1,938,762
           Travelers Common Stock Fund:
             Money market securities                 41,063            41,063             41,063
             Travelers common stock                 343,926         8,942,021         13,370,123

           American Capital Corporate
             Bond Fund, Inc.                        220,632         1,530,043          1,575,310
           American Capital Enterprise
             Fund, Inc.                             349,004         4,368,946          4,268,315
           American Capital Comstock
             Fund, Inc.                              36,441           626,088            597,272

           American Capital Emerging
             Growth Fund, Inc.                        57,974        1,360,208          1,498,618
                                                                  -----------        -----------
                                                                  $18,807,131        $23,289,463
                                                                  ===========        ===========

                       1992
           ----------------------------
           American Capital Reserve
             Fund, Inc.                           2,261,789       $ 2,261,789        $ 2,261,789

           Travelers* Common Stock Fund:
             Money market securities                  1,880             1,880              1,880
             Travelers* common stock                181,022         7,207,503          8,756,939
           American Capital Corporate
             Bond Fund, Inc.                        251,311         1,716,342          1,723,996
           American Capital Enterprise
             Fund, Inc.                             210,777         2,857,049          2,664,223

           American Capital Pace
             Fund, Inc.                              184,939        2,499,732          2,265,503
                                                                  -----------        -----------
                                                                  $16,544,295        $17,674,330
                                                                  ===========        ===========
           * formerly Primerica




















                                                Continued




                              AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                     PROFIT SHARING AND SAVINGS PLAN

                                      Notes to Financial Statements



    7.  Net Realized Gains and Losses
           The net realized gains and  losses for the years ended December 31, 1993 and 1992  are as follows:
                                                                         Proceeds             Net
                                         Shares/     ERISA             or Value at          Realized

                                          Units          Cost          Distribution       Gains(Losses)
                                         -------     ------------      ------------       -------------
                   1993
           --------------------
           Travelers
            common stock                  62,774     $ 2,145,128       $ 2,888,732        $    743,604
           American Capital
             Corporate
             Bond Fund, Inc.             110,736         764,350           784,626              20,276

           American Capital
             Enterprise Fund,
             Inc.                         81,570       1,026,412         1,033,364               6,952
           American Capital
             Pace Fund, Inc.             218,400       2,688,558         2,692,380               3,822
           American Capital

             Comstock Fund, Inc.           1,349          23,257            24,348               1,091
           American Capital
            Emerging Growth
            Fund, Inc.                    11,710         261,716           292,827              31,111
                                                     -----------       -----------        ------------
                                                     $ 6,909,421       $ 7,716,277        $    806,856
                                                     ===========       ===========        ============



                   1992
           --------------------
           Travelers*
             common stock                 14,766     $   577,373       $   610,236        $   32,863
           American Capital
             Corporate
             Bond Fund, Inc.              36,393         248,290           246,812            (1,478)
           American Capital

             Enterprise
             Fund, Inc.                   31,170         428,331           415,967           (12,364)
           American Capital
             Pace Fund, Inc.              44,796         618,080           613,006            (5,074)
                                                     -----------       -----------        ----------
                                                     $ 1,872,074       $ 1,886,021        $   13,947
                                                     ===========       ===========        ==========


           * formerly Primerica


                                                   Continued


                                                      17






                                                     AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                            PROFIT SHARING AND SAVINGS PLAN

                                                             Notes to Financial Statements



8.   Unrealized Appreciation (Depreciation) of Investments

 The unrealized appreciation (depreciation) of investments by fund for the years ended December 31, 1993 and 1992 is as follows:

                                                    American         American            American         American
                                  Travelers*        Capital          Capital             Capital          Capital
                                   Common          Corporate        Enterprise            Pace            Comstock
                                  Stock Fund       Bond Fund           Fund               Fund              Fund
                                 -----------      -----------      -----------        -----------       -----------
 Balance at
   December 31, 1991             $ 2,610,160      $    37,126      $   107,434        $   243,117       $      -
 Change in unrealized
    appreciation (depre-
   ciation) during 1992            1,549,436            7,654         (192,826)          (234,229)             -
                                 -----------      -----------      -----------        -----------       -----------
 Balance at
    December 31, 1992              4,159,596           44,780          (85,392)             8,888              -
 Change in unrealized
    appreciation (depre-
    ciation) during 1993           4,428,102           45,267         (100,631)              -              (28,816)
                                 -----------      -----------      -----------        -----------       -----------
 Balance at
    December 31, 1993            $ 8,587,698      $    90,047      $  (186,023)       $     8,888       $   (28,816)
                                 ===========      ===========      ===========        ===========       ===========


                                 American
                                  Capital
                                  Emerging
                                   Growth
                                    Fund            Total
                                -----------        -----------
 Balance at
   December 31, 1991              $      -           $ 2,997,837
 Change in unrealized
    appreciation (depre-
   ciation) during 1992                  -            1,130,035
                                 ----------          ----------
 Balance at
    December 31, 1992                    -           4,127,872
 Change in unrealized
    appreciation (depre-
    ciation) during 1993           138,410           4,482,332
                                 ----------         ----------
 Balance at
    December 31, 1993             $138,410          $ 8,610,204
                                ===========         ===========

 * formerly Primerica






                                                                          18


                                SUPPLEMENTAL SCHEDULES



                                                                                                                       Schedule I
                                                                                                                     ----------
                                                        AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
                                                                PROFIT SHARING AND SAVINGS PLAN

                                                                    Reportable Transactions


                                                             For the Year Ended December 31, 1993


                                                Additions                               Dispositions
                                           -------------------  ----------------------------------------------------------------
                                                                                                         Current Value
                                                    Purchase                 Selling        Cost of      on transaction    Net
   Description of Assets                   Number     Price     Number        Price          Asset           Date         Gain
- - - - - ---------------------------                ------  -----------  ------     -----------    -----------   --------------  --------
Money Market Securities                      127   $ 3,365,329     76      $ 3,351,669    $ 3,351,669   $  3,351,669   $   -

American Capital Reserve
         Fund, Inc.                           55       390,291     79          713,318        713,318        713,318       -


Travelers* Common Stock                       51     2,330,210     61        2,888,732      2,145,128      2,888,732    743,604

American Capital Enterprise
            Fund, Inc.                        72     2,731,135     58        1,033,364      1,026,412      1,033,364      6,952

American Capital Corporate
            Bond Fund, Inc.                   62       570,397     62          784,626        764,350        784,626     20,276

American Capital Pace Fund, Inc.              19       423,056     34        2,692,380      2,688,558      2,692,380      3,822

American Capital Comstock
            Fund, Inc.                        33       649,345     13           24,348         23,257         24,348      1,091

American Capital Growth
            Fund, Inc.                        43     1,621,924     14          292,827        261,716        292,827     31,111

* formerly Primerica



                                                 Schedule II
                                                 -----------




AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.
       PROFIT SHARING AND SAVINGS PLAN

     Assets Held for Investment Purposes

              December 31, 1993











See Note 6 of the accompanying financial statements for detail of Assets Held for Investment Purposes.